As filed with the Securities and Exchange Commission on May 6, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLECO CORPORATION

(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-1445282 (I.R.S. Employer Identification No.)

2030 Donahue Ferry Road Pineville, Louisiana (Address of principal executive offices)	71360-5226 (Zip Code)

CLECO CORPORATION
2000 LONG-TERM INCENTIVE COMPENSATION PLAN
(Full title of the plan)

R. O’Neal Chadwick, Jr.
Senior Vice President and General Counsel
2030 Donahue Ferry Road
Pineville, Louisiana 71360-5226
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (318) 484-7400 copy to:

Timothy S. Taylor
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234

CALCULATION OF REGISTRATION FEE

	Amount	Proposed maximum	Proposed maximum	Amount of
Title of securities to be registered	to be registered	offering price per share (1)	aggregate offering price	registration fee
Common Stock (par value $1.00 per share) (2)	1,600,000	$20.45	$32,720,000	$3,852

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price per share of Common Stock (“Common Stock”) of Cleco Corporation (the “Company”) reported on the New York Stock Exchange on May 2, 2005.

(2) Each share of Common Stock includes an associated preferred stock purchase right. No separate consideration is payable for the preferred stock purchase rights. The registration fee for these securities is included in the fee for the Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES

     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 1,600,000 shares of Common Stock issuable pursuant to the Cleco Corporation 2000 Long-Term Incentive Compensation Plan (the “LTIP”). The Board of Directors of the Company recommended for approval and, on May 5, 2005, the shareholders of the Company approved Amendment No. 3 to the LTIP which, among other things, increased the aggregate number of shares of Common Stock reserved for issuance under the LTIP from 1,600,000 to 3,200,000. As of April 30, 2005 (and prior to shareholder approval of Amendment No. 3 to the LTIP), 437,226 shares of Common Stock remained available for grant such that upon approval of the amendment approximately 2,037,226 shares of Common Stock will be available for future grants under the LTIP. The contents of the Registration Statement on Form S-8 (No. 333-59692) relating to the LTIP are incorporated by reference into this Registration Statement.

PART II
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Opinion of SVP and General Counsel
Consent of PricewaterhouseCoopers LLP
Consent of PricewaterhouseCoopers LLP
Consent of PricewaterhouseCoopers LLP

PART II

Item 8. Exhibits.

     The following documents are filed as a part of this Registration Statement or incorporated herein by reference:

Exhibit No.		Description

4.1*	—	Amended and Restated Articles of Incorporation of the Company (restated effective July 1, 1999) (filed as Exhibit A to Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed on June 30, 1999, and incorporated herein by reference, Commission File No. 333-71643-01).

4.2*	—	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company to increase the amount of authorized Common Stock and to effect a two-for-one split of the Common Stock (filed as Exhibit B to the Proxy Statement filed on March 14, 2001, and incorporated herein by reference, Commission File No. 1-15759).

4.3*	—	Bylaws of the Company (revised effective October 24, 2003) (filed as Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, and incorporated herein by reference, Commission File No. 1-15759).

4.4*	—	Rights Agreement between the Company and EquiServe Trust Company, as Rights Agent (filed as Exhibit 1 to the Company’s Current Report on Form 8-K filed on July 28, 2000, and incorporated herein by reference, Commission File No. 1-15759).

10.1*	—	Cleco Corporation 2000 Long-Term Incentive Compensation Plan (filed as Exhibit A to the Proxy Statement filed on March 22, 2000, and incorporated herein by reference, Commission File No. 1-15759).

10.2*	—	Cleco Corporation 2000 Long-Term Incentive Compensation Plan, Amendment Number 1 (effective as of December 12, 2003) (filed as Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, and incorporated herein by reference, Commission File No. 1-15759).

10.3*	—	Cleco Corporation 2000 Long-Term Incentive Compensation Plan, Amendment Number 2 (effective as of July 23, 2004) (filed as Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, and incorporated herein by reference, Commission File No. 1-15759).

10.4*	—	Cleco Corporation 2000 Long-Term Incentive Compensation Plan, Amendment Number 3 (filed as Exhibit 10(b) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, and incorporated herein by reference, Commission File No. 1-15759).

5	—	Opinion of R. O’Neal Chadwick, Senior Vice President and General Counsel of the Company.

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of PricewaterhouseCoopers LLP.

23.3	—	Consent of PricewaterhouseCoopers LLP.

23.4	—	Consent of R. O’Neal Chadwick, Senior Vice President and General Counsel of the Company (included in Exhibit 5).

24	—	Power of Attorney (included on the signature page of this registration statement).

*	Incorporated herein by reference as indicated.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pineville, the State of Louisiana, on May 6, 2005.

CLECO CORPORATION (Registrant)
By:	/s/ Kathleen F. Nolen
Kathleen F. Nolen
Senior Vice President and Chief Financial Officer

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POWER OF ATTORNEY

     Each person whose signature appears below appoints Kathleen F. Nolen and R. O’Neal Chadwick, Jr., and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of May, 2005.

Signature	Title

/s/ Michael H. Madison Michael H. Madison	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Kathleen F. Nolen Kathleen F. Nolen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ R. Russell Davis R. Russell Davis	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Sherian G. Cadoria Sherian G. Cadoria	Director
/s/ Richard B. Crowell Richard B. Crowell	Director
/s/ J. Patrick Garrett J. Patrick Garrett	Director
/s/ F. Ben James, Jr. F. Ben James, Jr.	Director
/s/ Elton R. King Elton R. King	Director
/s/ William L. Marks William L. Marks	Director
/s/ Ray B. Nesbitt Ray B. Nesbitt	Director
/s/ Robert T. Ratcliff, Sr. Robert T. Ratcliff, Sr.	Director
/s/ William H. Walker, Jr. William H. Walker, Jr.	Director
/s/ W. Larry Westbrook W. Larry Westbrook	Director

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INDEX TO EXHIBITS

Exhibit No.		Description

4.1*	—	Amended and Restated Articles of Incorporation of the Company (restated effective July 1, 1999) (filed as Exhibit A to Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 filed on June 30, 1999, and incorporated herein by reference, Commission File No. 333-71643-01).

4.2*	—	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company to increase the amount of authorized Common Stock and to effect a two-for-one split of the Common Stock (filed as Exhibit B to the Proxy Statement filed on March 14, 2001, and incorporated herein by reference, Commission File No. 1-15759).

4.3*	—	Bylaws of the Company (revised effective October 24, 2003) (filed as Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, and incorporated herein by reference, Commission File No. 1-15759).

4.4*	—	Rights Agreement between the Company and EquiServe Trust Company, as Rights Agent (filed as Exhibit 1 to the Company’s Current Report on Form 8-K filed on July 28, 2000, and incorporated herein by reference, Commission File No. 1-15759).

10.1*	—	Cleco Corporation 2000 Long-Term Incentive Compensation Plan (filed as Exhibit A to the Proxy Statement filed on March 22, 2000, and incorporated herein by reference, Commission File No. 1-15759).

10.2*	—	Cleco Corporation 2000 Long-Term Incentive Compensation Plan, Amendment Number 1 (effective as of December 12, 2003) (filed as Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, and incorporated herein by reference, Commission File No. 1-15759).

10.3*	—	Cleco Corporation 2000 Long-Term Incentive Compensation Plan, Amendment Number 2 (effective as of July 23, 2004) (filed as Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, and incorporated herein by reference, Commission File No. 1-15759).

10.4*	—	Cleco Corporation 2000 Long-Term Incentive Compensation Plan, Amendment Number 3 (filed as Exhibit 10(b) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, and incorporated herein by reference, Commission File No. 1-15759).

5	—	Opinion of R. O’Neal Chadwick, Senior Vice President and General Counsel of the Company.

23.1	—	Consent of PricewaterhouseCoopers LLP.

23.2	—	Consent of PricewaterhouseCoopers LLP.

23.3	—	Consent of PricewaterhouseCoopers LLP.

23.4	—	Consent of R. O’Neal Chadwick, Senior Vice President and General Counsel of the Company (included in Exhibit 5).

24	—	Power of Attorney (included on the signature page of this registration statement).

*	Incorporated herein by reference as indicated.

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